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                                                                   EXHIBIT 10.1


                          Tax Disaffiliation Agreement

                  THIS TAX DISAFFILIATION AGREEMENT, dated as of _______ __, 1998, by and between CoreComm Incorporated, a Delaware corporation ("Parent") and CoreComm Limited, a Bermuda company and wholly-owned subsidiary of Parent ("Subsidiary").

                  WHEREAS, Parent anticipates that it will distribute all the capital stock of Subsidiary to Parent's stockholders (the "Distribution") in order to allow such stockholders greater freedom of choice in their investment selection process and to allow stockholders that elect to retain their shares the continued opportunity to participate in the growth of Subsidiary's business;

                  WHEREAS, Parent has transferred, or prior to the Distribution will transfer, all the outstanding stock of certain of its United States subsidiaries (the "U.S. Subsidiaries") to the Subsidiary (Subsidiary, the U.S. Subsidiaries and all other subsidiaries of Subsidiary are hereafter referred to as the "Subsidiary Group");

                  WHEREAS, Parent is the common parent of an affiliated group (the "Group") of domestic corporations (as such terms are defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended) (the "Code"), and has or will include the U.S. Subsidiaries in its consolidated Federal income tax returns relating to all taxable periods beginning before the Distribution ("Affiliation Periods");

                  WHEREAS, the parties wish that this Tax Disaffiliation Agreement set forth the agreement between Parent and Subsidiary with respect to the allocation and settlement of the Federal, state, local and foreign taxes of the Group;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows.

                  1. Filing of Returns. With respect to each Affiliation Period, Parent shall file, and Subsidiary shall cause the U.S. Subsidiaries to agree to join in the filing of , consolidated Federal income tax returns on behalf of the Group. Subsidiary shall execute and file, or cause to be executed and filed, such consents, elections and other documents as Parent reasonably requests with respect to the filing of the Group's consolidated Federal income tax returns, and shall, consistent with paragraph 4 hereof, timely provide to Parent such information as may be necessary for the filing of such returns or for the determination of amounts due
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under this Tax Disaffiliation Agreement. Subsidiary acknowledges and agrees that the rights conferred upon Parent in connection with the filing of the Group's returns include, without limitation, the right to reasonably determine the allocation of income (or loss) of the U.S. Subsidiaries between the last Affiliation Period and the U.S. Subsidiaries' next taxable period (including the allocation of tax liability with respect to the date of Distribution) and make all elections on such Group's consolidated Federal income tax returns, including, without limitation, elections affecting the U.S. Subsidiaries after the Distribution. Subsidiary shall file, or cause to be filed, all Federal, state, local and foreign tax returns of any member of the Subsidiary Group with respect to all periods (other than Federal, state and U.S. local income tax returns for Affiliation Periods which include Parent), and Subsidiary shall be responsible for the payment of all taxes in connection therewith. Subsidiary shall file, or cause to be filed, any such income tax returns in a manner consistent with the manner in which the Parent filed its returns for Affiliation Periods (except as required by law or to the extent any inconsistency would not adversely affect the returns of the Group).

         2.       Tax Payments.

                  (a) Due Dates. Except as otherwise provided herein, Subsidiary will pay to Parent the amount due Parent, as determined under Section 2(b) below, and Parent will pay Subsidiary the amount due Subsidiary, as determined under Section 2(c) below, no later than the due date for the filing of any Federal income tax return of the Group that includes the U.S. Subsidiaries; provided, however, that no later than each estimated Federal income tax payment date or March 15 extension date of the Group for which the Group actually incurs a Federal income tax liability with respect to an Affiliation period, Subsidiary shall pay to Parent the minimum amount required to be paid to avoid the imposition of any penalties or additions to tax under the Code, determined on the same basis as the total amount due for an Affiliation Period under Section 2(b). The amount of any overpayment of underpayment pursuant to this Section 2(a) shall be credited against, or added to, as the case may be, the amount otherwise required to be paid for the period within which the amount of such overpayment of underpayment first becomes reasonably ascertainable. The settlements may be satisfied by check, wire transfer or through intercompany accounts as the parties may mutually agree.

                  (b) Amount Due to Parent. To the extent any U.S. Subsidiary has "Separate Company Tax Liability" for an Affiliation Period, Subsidiary, on behalf of such U.S. Subsidiary, shall pay Parent in the time and manner described in


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Section 2(a). "Separate Company Tax Liability" of a U.S. Subsidiary for any
Affiliation Period shall be the amount, if any, of the Federal income tax liability (including, without limitation, liability for any penalty, fine, additions to tax, interest, minimum tax and other items applicable to the U.S. Subsidiary in connection with the determination of the U.S. Subsidiary's tax liability) which the U.S. Subsidiary would have incurred if the U.S. Subsidiary had filed a separate Federal income tax return for such Affiliation Period, except that no carryforward or carryback of losses of credits shall be allowed.

         Separate Company Tax Liability shall be determined by Parent (with the cooperation and assistance of the U.S. Subsidiary) in a manner consistent with
(i) general tax accounting principles, (ii) the Code and regulations thereunder and (iii) so long as a reasonable legal basis exists therefore, prior custom and practice. In addition, transactions or items between a U.S. Subsidiary and Parent or other members of the Group that are deferred under the Federal income tax return shall also be deferred for purposes of this Tax Disaffiliation Agreement until such time as they are restored or otherwise triggered into income under the Code or regulations. Notwithstanding anything to the contrary in this Tax Disaffiliation Agreement, Parent and Subsidiary agree, and Subsidiary will cause the U.S. Subsidiaries to agree, to treat the Distribution as a taxable transaction. In the event a U.S. Subsidiary owns any U.S. Subsidiaries that are members of the Group, Separate Company Tax Liability shall be computed on a deemed consolidated basis as if the owning U.S. Subsidiary were the common parent of an affiliated group of domestic corporations (within the meaning of Section 1504(a) of the Code) consisting of itself and its includable U.S. Subsidiaries (the "Hypothetical Subsidiary Group").

                  (c) Amount Due to Subsidiary. In the event a U.S. Subsidiary (or Hypothetical Subsidiary Group, if applicable) does not have Separate Company Tax Liability for an Affiliation Period, but instead incurs net losses or credits for such period, Parent shall pay Subsidiary in the time and manner prescribed in Section 2(a) hereof the amount by which the Group's Federal income tax liability for such period is actually reduced by reason of the actual use of such losses or credits in the Group's Federal income tax return.

         In the event a U.S. Subsidiary (or Hypothetical Subsidiary Group, if applicable) incurs any tax losses or tax credits that, as permitted under the Code and regulations, are carried back or forward to one or more Affiliation Periods, Parent shall pay Subsidiary an amount equal to the amount by which the Group's Federal income tax liability is actually reduced by reason of the actual use of such carried


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over losses or credits in the Group's Federal income tax return. Any payment from Parent to Subsidiary required on account of such carryover shall be paid within 15 days of the date the benefit of the carryover is realized by Parent by reason of the receipt of a refund or credit of taxes.

         Notwithstanding the foregoing, Subsidiary will cause the U.S. Subsidiaries to relinquish the carryback of any net operating losses under
Section 172 (b)(3) of the Code (or any successor provision) to Affiliation Periods unless Parent expressly agrees to such carryback; further, Subsidiary (and any member of the Subsidiary Group) will not be entitled to any payments under this Tax Disaffiliation Agreement or otherwise if a U.S. Subsidiary sustains losses or credits in taxable periods that are eligible to be carried back to Affiliation Periods, unless (a) Parent, in its sole and absolute discretion, elects to file a claim for refund with respect to such carryback items or agrees to permit the U.S. Subsidiary to file such claims, (b) Parent actually receives a refund or credit of taxes with respect thereto (in which event, any other provision herein notwithstanding, Subsidiary shall be entitled to the amount determined in the previous paragraph including any interest actually paid by the taxing authority attributable thereto less the amount reasonably determined by Parent to be equal to the present value (determined at the then applicable short-term Federal rate under the Code) of any tax benefit of the Group that may be deferred or eliminated and any future increase in tax liability of the Group that may be incurred because of such carryback) and (c) Parent is indemnified by Subsidiary in a form satisfactory to Parent for its costs and expenses incurred in pursuing such refund (which costs shall be paid by Subsidiary regardless of whether any refund is obtained). Any subsequent adjustment to a loss or credit carryback shall be treated as an adjustment to tax liability in Section 3 below.

                  (d) Paying Agent. Parent agrees to make all required payments to the Internal Revenue Service ("IRS") of the consolidated Federal income tax liability, if any, of the Group.

         3. Adjustments to Tax Liability. If the consolidated Federal income tax liability of the Group or any of it members is adjusted for any taxable period for any reason other than a loss or credit carryback to the extent already provided for in Section 2(c), whether by means of an amended return, judicial decision, claim for refund or tax audit by the IRS, Separate Company Tax Liability or the amount of tax benefits realized by the Group by reason of the use of U.S. Subsidiary losses or credits shall be recomputed to give effect to such adjustment, and the amount of any payments due under Section 2 hereof shall be appropriately


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adjusted. Any additional payment between Parent and Subsidiary required by reason of such recomputed Separate Company Tax Liability or Group tax refund or credit shall include an allocable share of any refunded interest received from the IRS, if applicable, or deficiency interest, penalties and additions to tax, if applicable (such allocable share of refunded interest or deficiency interest, penalties and additions to tax shall be paid or charged, respectively, to Subsidiary to the extent such amount relates to (a) reduced Group tax liability due to decreased Separate Company Tax Liability or increased Group tax refund or credit resulting from increased use of U.S. Subsidiary losses or credits, on the one hand, or (b) increased Group tax liability due to increased Separate Company Tax Liability or decreased Group tax benefits arising from decreased use of U.S. Subsidiary losses or credits, on the other hand).

                  Any payments to be paid to or by Subsidiary under this Section 3 shall be made on or before the earliest to occur of (i) a decision by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final, (ii) the expiration of the time for
(a) filing a claim for refund or (b) instituting suit in respect to a claim for refund disallowed in whole or in part by the IRS or for which the IRS took no action, (iii) the execution of a closing agreement under Section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under
Section 7122 of the Code (or any successor provisions) except as to reserved matters specified therein, (iv) the expiration of 30 days after (a) IRS acceptance of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax on Overassessment on Internal Revenue Form 870 or 870-AD (or any successor comparable form) except as to reserved matters specified therein, or (b) the expiration of the ninety-day period after receipt of the statutory notice of deficiency resulting in immediate assessment, unless within such 30 days Parent notifies Subsidiary of its intent to attempt recovery of any relevant amounts paid under the waiver by filing a timely claim for refund or the Subsidiary has requested Parent attempt recovery of relevant amounts paid and complied with and subject to paragraph 7 hereof, (v) the expiration of the statue of limitations with respect to the relevant period or (vi) any other event the parties reasonably agree is a final determination of the tax liability at issue.

                  4. Books and Records. Parent and Subsidiary agree that the preparation of the Federal income and other tax returns, amended returns, claims for refund or IRS examination or litigation relating to the foregoing may require the use of records and information that is within the exclusive possession and control of either of Parent and Subsidiary. Parent and Subsidiary will provide such records, information and assistance (which may include making employees of any of the


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foregoing entities or their subsidiaries available to provide additional information and explanation material hereunder) as are requested by Parent or Subsidiary, as the case may be, during regular business hours, in connection with any of the developments described in the preceding sentence; provided, however, that Subsidiary shall provide Parent with all information necessary to enable Parent to file the Group consolidated Federal income tax return for each Affiliation Period as soon as practicable (but in no event later than five months) after the last day of such Affiliation Period, and on the date the Group Federal income tax returns that include Subsidiary are filed Parent shall provide Subsidiary with those portions of such returns relating to each U.S. Subsidiary. Each of the parties agrees that it shall retain, until the expiration of the applicable stature of limitations (including extensions), copies of any tax returns for any Affiliation Periods and for any other periods for which the other party might have liability for taxes, and supporting work schedules and other records or information, that may be relevant to the tax returns of the parties hereto, and that it will not destroy or otherwise dispose of such records and information without providing the other party with a reasonable opportunity to review and copy such records and information.

                  5. Assignment. This Tax Disaffiliation Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto. The rights and obligations hereunder of the parties shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall be binding upon each corporation in which Subsidiary owns, directly or indirectly, 50 percent or more of the stock, by vote or value, whether or not Subsidiary owns stock in such corporation upon the execution of this Agreement or at any time during Affiliation Periods, and Subsidiary shall cause each such corporation as soon as practicable to assent formally to the terms hereof. Except as herein otherwise specifically provide, nothing in this Tax Disaffiliation Agreement shall confer any right or benefit upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

                  6. Disputes. Any dispute concerning the interpretation of a Section or amount of payment due under this Tax Disaffiliation Agreement shall be resolved by an independent accounting firm of national reputation selected by Parent, whose judgment shall be conclusive and binding on the parties and who shall act in consultation with the Parent's tax counsel.

                  7. Tax Controversies. If any party receives notice of a tax examination, audit or challenge involving amounts subject to this Tax Disaffiliation


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Agreement, such party shall timely notify the other party of the information and shall provide the other party a written copy of any relevant letters, forms or schedules received from the IRS or other governmental authority, and shall provide notice and information relating to all material proceedings in connection therewith. In any audit conference or other proceeding with the IRS or in any judicial proceedings concerning the determination of the Federal income tax liabilities of the Group or any of its members, including any U.S. Subsidiary, the Group and each of its members shall be represented by persons selected by Parent. Except as otherwise expressly provided in the succeeding paragraph, the settlement and terms of settlement of any issues relating to such proceeding shall be in the sole discretion of Parent, and Subsidiary hereby appoints Parent as its and the U.S. Subsidiaries' agent for the purpose of proposing and concluding any such settlement. Notwithstanding anything to the contrary in this Tax Disaffiliation Agreement, in no event shall Parent be obligated to file any amended returns or claims for refund with respect to Affiliation Periods.

                  So long as any proposed deficiency involves a tax issue of a U.S. Subsidiary, Parent shall contest such issue to the extent requested in writing by Subsidiary and shall permit Subsidiary or its designee, at Subsidiary's expense, to participate in all conferences and meetings with taxing authorities with respect to the issue; provided, however, that if (and so long as) the controversy also involves a tax issue of Parent or member of the Group other than a U.S. Subsidiary (whether for the taxable year in question or another taxable year), Parent shall be entitled to the choice of forum for the proceedings and shall have the right to make any decision as to settlement of the contest or any issue; further, in no event shall Parent be required to take any action requested by Subsidiary unless and until (a) the Subsidiary shall have given Parent an indemnity in a form satisfactory to Parent for any liability, expense or loss arising out of or relating to the U.S. Subsidiary issues involved in the dispute or contest (including, without limitation, all out-of-pocket expenses solely of the U.S. Subsidiary, costs, losses, reasonable legal, accounting, engineers' and like professional fees, disbursements, penalties, interest and additions to tax relating to such issues, but excluding any expense of the Parent incurred for the purpose of monitoring the U.S. Subsidiary issues), (b) the Subsidiary has delivered to Parent an opinion of independent tax counsel (which counsel shall be reasonably acceptable to Parent) to the effect that it is more likely than not that the Parent or the U.S. Subsidiary will prevail on the U.S. Subsidiary issue under dispute and (c) if such contest is to be conducted in a manner requiring payment of a proposed tax deficiency, the Subsidiary shall have advanced to Parent on an interest-free basis an amount attributable to the issue, together with any required interest or penalties.


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         8. State and Local Taxes. To the extent appropriate, all provisions of this Tax Disaffiliation Agreement shall apply with the same force and effect to any state or U.S. domestic local income tax liabilities that are computed with a combined, consolidated or unitary method by the parties; provided that appropriate adjustments shall be made to the provisions hereof, including computation of Separate Company Tax Liability, with respect to any period within an Affiliation Period during which a U.S. Subsidiary or U.S. Subsidiary items were not included on a return of Parent or other members of the Group, or were included on a return of members of the Group other than Parent.

         9. Representation and Warranties. As an inducement to enter into this Tax Disaffiliation Agreement, each party represents to and agrees with the other that:

                  (a) it is a corporation duly organized, validly existing and in good standing under applicable laws and has all requisite corporate power to own, lease and operate its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by this Tax Disaffiliation Agreement;

                  (b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Tax Disaffiliation Agreement and the consummation of the transactions contemplated hereby;

                  (c) this Tax Disaffiliation Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time to effect, and subject to equitable limitations on the availability of the remedy of specific performance); and

                  (d) none of the execution and delivery of this Tax Disaffiliation Agreement, the consummation of the transactions contemplated hereby or the compliance with any of the provisions of this Tax Disaffiliation Agreement will (i) conflict with or result in a breach of any provision of its corporate charter or by-laws or similar documents, (ii) breach, violate or result in a default under any of the terms of any agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ,


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injunction, decree, statute, rule or regulation applicable to it or affecting any of its properties or assets.

         10. Miscellaneous.

                  (a) Injunction. The parties acknowledge that irreparable damage would occur in the event that any of the provisions of this Tax Disaffiliation Agreement was not performed in accordance with its specific terms or was otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Tax Disaffiliation Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or equity.

                  (b) Severability. If any term, provision, covenant or restriction of this Tax Disaffiliation Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is held to be invalid, void or unenforceable, the parties hereto shall use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

                  (c) Further Assurances. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Tax Disaffiliation Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of the parties shall, in connection with entering into this Tax Disaffiliation Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the parties with all such information as they may reasonably request in order to be able to comply with the provisions of this sentence.


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                  (d) Parties in Interest. Except as herein otherwise
specifically provided, nothing in this Tax Disaffiliation Agreement expressed or implied is intended to confer any right or benefit upon any person, firm or corporation other than the parties and their respective successors and permitted assigns.

                  (e) Waivers, etc. No failure or delay on the part of the parties in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right of power. No modification or waiver of any provision of this Tax Disaffiliation Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (f) Setoff. All payments to be made by any party under this Tax Disaffiliation Agreement shall be made without setoff, counterclaim or withholding, all of which are expressly waived.

                  (g) Change of Law. If, due to any change in applicable law or regulations or the interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the date of this Tax Disaffiliation Agreement, performance of any provision of this Tax Disaffiliation Agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

                  (h) Confidentiality. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party agrees that it shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information which it or any of it agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Tax Disaffiliation Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to information which (x) at the time of disclosure was in the public domain not as a result of acts by the receiving party or (y) was in the possession of the receiving party at the time of disclosure.


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                  (i) Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Tax Disaffiliation Agreement.

                  (j) Counterparts. For the convenience of the parties, any number of counterparts of this Tax Disaffiliation Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

                  (k) Governing Law. This Tax Disaffiliation Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.

                  (l) Effect of Agreement. This Tax Disaffiliation Agreement shall supersede any other tax Disaffiliation arrangement or agreement in effect between the parties. Nothing in this Tax Disaffiliation Agreement is intended to change or otherwise affect any election made by or on behalf of the Group with respect to the calculation of earnings and profits under Section 1552 of the Code.

                  (m) Interest. Any payment required to be made hereunder and not made when due shall bear interest at the rate per annum determined, from time to time, by the prevailing average borrowing rate of the party required to make payment.

                  (n) Term of Agreement. This Tax Disaffiliation Agreement shall become effective as of the date first above written and, except as otherwise expressly provided herein, the respective covenants of the parties contained herein shall continue in full force and effect indefinitely.

                  (o) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by telegram or sent by registered mail, postage prepaid to:

Parent at:                 CoreComm Incorporated
                           110 East 59th  Street
                           New York, New York 10022

                           Attention:  General Counsel


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                           Fax:  (212) 906-8440

Subsidiary at:             CoreComm Limited
                           110 East 59th Street
                           New York, New York 10022

                           Attention:  General Counsel

                           Fax: (212) 906-8440

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 10(o).


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                  IN WITNESS WHEREOF, the undersigned parties have caused this
Agreement to be duly executed, and their respective corporate seals to be affixed hereto, all as of the date first above written.

                                    CORECOMM INCORPORATED

                                    By:_________________________________

                                    CORECOMM LIMITED

                                    By:__________________________________


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